Exhibit 10.11

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of July __, 2006, made by AIMS Worldwide Inc.("AIMS"), in favor of James F. McGee and Linda P. McGee ("Sellers").

Recitals:

WHEREAS, AIMS Worldwide, Inc.(“AIMS”)and James and Linda McGee (“Sellers”) have entered in to that certain Stock Purchase Agreement, dated July __, 2006 (the “SPA”)for the purchase by AIMS of all (1,000) of the Shares of Target America, Inc.; and

WHEREAS, the SPA provides for 600 of the Target Shares purchased by AIMS to secure that certain promissory note of even date herewith and entered into by AIMS and Sellers in connection with the SPA.

Certain terms used herein are defined in Article V.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, AIMS hereby agrees as follows:

ARTICLE I

GRANT OF SECURITY

1.01.  Grant of Security.  As security for the full and timely payment and performance of the Obligation, AIMS hereby assigns, pledges, hypothecates, transfers and sets over unto Sellers, and hereby grants and creates in favor of Sellers a security interest in and to, all of AIMS's right, title and interest in, to and under the following, in each case whether now existing or hereafter arising, now owned or hereafter acquired, wherever located (the "Collateral"):

(a)  All Pledged Shares; and

(b)  All Proceeds of, and additions to and substitutions for, and all replacements of, any of the foregoing, cash and non-cash.

1.02.  Delivery of Instruments.  All certificates representing Pledged Shares shall be immediately delivered to and held by Quentin Corrie, shall be in suitable form for transfer by delivery, and shall be accompanied by instruments of transfer or assignment, undated and duly executed by AIMS in blank, all in form and substance satisfactory to Sellers.

ARTICLE II

CERTAIN COVENANTS

AIMS hereby covenants to Sellers as follows:

2.01.  Transfers and Other Liens.  AIMS shall not

(i) sell, convey, assign, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of the Collateral, or (ii) create, incur, assume or permit to exist any Lien on any of the Collateral, except for the Liens granted to Sellers by this Agreement.

2.02.  Voting Rights.  AIMS shall be entitled to exercise all voting and other consensual rights with respect to each Pledged Share; except that if an Event of Default has occurred and is continuing, all such voting and other consensual rights shall be vested in Sellers.

2.03.  Distributions.  All Stock Payments, dividends, distributions, or other payments of any kind or nature, whether cash, securities or other property or rights, in addition to, with respect to, or in exchange for any Pledged Share, shall constitute Collateral.  AIMS agrees to deliver to and deposit with Sellers in pledge, forthwith upon AIMS's receipt thereof at any time, all such cash, securities and other property or rights constituting Collateral.

2.04.  Further Assurances.  At any time and from time to time, upon the request and at the expense of Sellers, AIMS shall promptly execute and deliver any and all such further instruments and documents and take such further actions as are necessary or requested to establish, confirm, maintain and continue and to perfect, or to protect the perfection of, the Liens created and intended to be created hereunder, or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the execution and delivery of any further security agreements, pledges and further assurances and the filing of any financing or continuation statements.  AIMS also hereby authorizes Sellers to sign and file financing statements and continuation statements at any time with respect to any Collateral without the signature of AIMS (where permitted by applicable law) and appoints Sellers as attorney-in-fact for AIMS to do all other acts and things which Sellers may deem necessary or advisable to preserve, perfect and continue perfected Sellers' Liens in the Collateral.

ARTICLE III

CERTAIN RIGHTS AND REMEDIES OF THE PLEDGEE

3.01.  Rights and Remedies of Secured Party.  In addition to all rights and remedies given to Sellers by this Agreement, Sellers shall have all the rights and remedies of a secured party under the UCC.

3.02.  Pledgee May Perform.  If AIMS fails to perform any agreement or condition contained herein, Sellers may (but shall have no duty to) perform, or cause performance of, such agreement or condition.  The powers conferred on Sellers under this Agreement are solely to protect Sellers’ interest in the Collateral and shall not impose any duty upon Sellers to exercise any such powers.

3.03.  Care of Collateral.  Except for the safe custody of any Collateral actually in Sellers’ possession and the accounting for moneys actually received by Sellers pursuant to the terms of this Agreement, Sellers shall have no duty as to any Collateral.  Sellers shall be deemed to have exercised due care in the custody and preservation of such of the Collateral as may be in Sellers' possession if Sellers takes such action for such purpose as AIMS shall request in writing; provided that failure to honor any such request shall not of itself be deemed a failure to exercise due care (or evidence of such failure); and further provided that in no event shall Sellers be obliged to take any action that would, in the judgment of Sellers, impair Sellers' security interest in the Collateral or Sellers’ rights in, or the value of, the Collateral.  Sellers shall not be liable for any action, omission to act, insolvency or default on the part of any custodian or agent selected by Sellers in good faith to act with respect to the Collateral or any part thereof.

3.04.  Certain Rights and Remedies Following an Event of Default.  If any Event of Default shall have occurred and be continuing, Sellers shall have as its sole remedy the right to execute on the Collateral and take such Collateral in full satisfaction of the Obligation or at the Sellers’ option, Sellers may elect to receive that number of shares AIMS restricted common stock equivalent in value to the unpaid balance of the promissory note plus accrued and unpaid interest at the price set forth in the SPA and,  Sellers may take absolute control of the Collateral, including without limitation transfer into the name of Sellers or any person designated by Sellers, and thereafter to receive, for the benefit of Sellers or such person, all payments made thereon, vote the same, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though Sellers or such person were the outright owner thereof.

ARTICLE IV

MISCELLANEOUS

4.01.  Continuing Lien; Termination of Liens.  This Agreement creates a continuing Lien on the Collateral.  If and when the Obligation has been performed or indefeasibly paid in full in cash, Sellers shall, at the request of AIMS, release the Liens created hereby.

4.02.  Further Assurances.  On and after the date of this Agreement, AIMS shall take all appropriate action and execute all documents, instruments or conveyances of any kind which may be necessary or advisable to carry out any of the provisions hereof and to consummate the transactions contemplated hereby.

4.03.  Notices.  All notices, demands, claims, requests, undertakings, consents, opinions and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery or by mail, facsimile transmission, telegraph, telex or similar means of communication, and shall be deemed to have been given or made when personally delivered, when delivered to the telegraph or telephone company, charges prepaid, and otherwise when received, addressed to the respective parties at such place as they may designate in writing from time to time.

4.04.  Dispute Resolution.

(a)  Specific Performance.  AIMS acknowledges and agrees that Sellers would be damaged irreparably in the event any of the provisions of this Agreement are not performed in  accordance with their specific terms or otherwise are breached.  Accordingly, AIMS agrees that Sellers shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which Sellers may be entitled at law or in equity

(b  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to any choice or conflict of law provision or rule (whether of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Virginia.

4.05.  Amendments and Waivers.  No amendment of any provision of this Agreement, and no postponement or waiver of any such provision or of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless such amendment, postponement or waiver is in writing and signed by or on behalf of Sellers and AIMS.  No such amendment, postponement or waiver shall be deemed to extend to any prior or subsequent matter, whether or not similar to the subject-matter of such amendment, postponement or waiver.  No failure or delay on the part of Sellers or AIMS in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.06.  Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and assigns.

4.07.  Matters of Construction, Interpretation and the Like.

(a)  Construction.  AIMS and Sellers have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by AIMS and Sellers and no presumption or burden of proof shall arise favoring or disfavoring AIMS or Sellers because of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word "including" shall mean including without limitation.  Each representation, warranty and covenant contained  herein shall have independent significance.  The rights and remedies expressly specified in this Agreement are cumulative and are not exclusive of any rights or remedies which any party would otherwise have.  The article and section headings hereof are for convenience only and shall not affect the meaning or interpretation of this Agreement.

(b)  Severability.  The invalidity or unenforceability of one or more of the provisions of this Agreement in any situation in any jurisdiction shall not affect the validity or enforceability of any other provision hereof or the validity or enforceability of the offending provision in any other situation or jurisdiction.

(c) Entire Agreement; Counterparts.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate to the subject matter hereof.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

ARTICLE V

DEFINITIONS

The terms defined in this Article V shall, for all purposes of this Agreement, have the meanings specified or referred to in this Article V.  Unless otherwise defined herein or by reference herein, or the context otherwise clearly requires, all words and terms defined in the UCC shall have the same meaning in this Agreement.

"Agreement" or "this Agreement" means this instrument as originally executed and delivered, or, if amended or supplemented, as so amended or supplemented.

"Collateral" means Pledged Shares  and other property from time to time subject to or purported to be subject to the Liens created by this Agreement.

"Event of Default" means any failure by AIMS to make any payment of the principal of or interest on the Note as and when such payment is due.

"AIMS" means AIMS Worldwide, Inc.

"Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

"Note" means that certain promissory note of even date with the Stock Purchase Agreement Closing Date made by AIMS in favor of Sellers in connection with the SPA.

"Obligation" means the Note dated _______________.

"Sellers" means James F. and Linda P. McGee.

“SPA” means the Stock Purchase Agreement between Sellers and AIMS dated July __, 2006.

"Target" means Target America, Inc.

"Person," whether or not capitalized, means an individual, corporation, partnership, limited liability company or partnership, unincorporated organization, voluntary association, joint stock company, trust, joint venture or governmental body.

"Pledged Shares" means (i) 600 shares of Target common stock, and (ii) all Stock Payments and other rights of any kind or nature, whether cash, securities or other properties or rights, incident to, in addition to, or in exchange for, any Pledged Shares from time to time.

"Proceeds" means whatever is received when any of the Collateral is sold, exchanged, collected or otherwise disposed of, both cash and non-cash.

"Stock Payments" means any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any Pledged Shares, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any Pledged Shares, in each case regardless of whether required by the terms of the Pledged Shares or any other agreement or instrument.

"UCC" means the Uniform Commercial Code as in effect in *Q from time to time.

WITNESS the due execution hereof as of the date first above written.

ACCEPTED:

SELLERS:

AIMS Worldwide, Inc.

_____________________________

By: ____________________________

James F. McGee

      (Signature)

_____________________________

Name: __________________________

Linda P. McGee

(Printed)

Its: _____________________________

(Title)